UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2023 (September 25, 2023)
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REYNOLDS CONSUMER PRODUCTS INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39205	45-3464426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 879-5067
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	REYN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 25, 2023, the Board of Directors (the “Board”) of Reynolds Consumer Products Inc. (the “Company”), acting upon the recommendation of the Compensation, Nominating and Corporate Governance Committee (the “CNG Committee”) of the Board, elected Christine Montenegro McGrath to the Board, effective on that date. Ms. McGrath will serve as a Class I director for a term expiring at the Company’s 2024 annual meeting of stockholders and until her successor is elected and qualified. In connection with Ms. McGrath’s election, the Board increased the size of the Board from 7 to 8 members. In addition, the Board, upon the recommendation of the CNG Committee, appointed Ms. McGrath to the Audit Committee of the Board.
Effective upon Ms. McGrath’s appointment, Richard Noll stepped down from his position as a member of the Audit Committee. Mr. Noll’s decision to step down from the Audit Committee was not due to any disagreement with the Company’s operations, policies (including accounting or financial policies), or practices. Mr. Noll will continue as Chairman of the Board and as a member of the CNG Committee.
Ms. McGrath has served as Senior Vice President and Chief Impact & Sustainability Officer with Mondelez International since 2021. Prior to her current position, Ms. McGrath served in various other leadership roles at Mondelez since 2012, including more recently Vice President and Chief of Global Impact, Sustainability & Mindful Snacking. Ms. McGrath joined Mondelez from Kraft Foods, Inc., where she worked from 1989 to 2012 in various management positions in brand management, product innovation and corporate initiatives, including serving as Vice President of Global Sustainability and Vice President Latino Centre of Excellence. Prior to this, Ms. McGrath was a Senior Auditor with Arthur Andersen & Co. from 1987 to 1989.
As a non-employee director, Ms. McGrath will participate in the Company’s non-employee director compensation arrangements described in the Company’s 2023 Proxy Statement, filed with the Securities and Exchange Commission on March 14, 2023. Ms. McGrath’s cash compensation with respect to her appointment to the Board and for serving on the Board for the remainder of 2023 will consist of: (i) a $26,849 cash retainer (prorated for the period from September 25, 2023 to December 31, 2023) for serving on the Board, and (ii) a $2,685 retainer (prorated for the period from September 25, 2023 to December 31, 2023) for serving on the Audit Committee. In addition, on September 25, 2023, Ms. McGrath received a grant of 3,274 restricted stock units (“RSUs”) under the Company’s Equity Incentive Plan, which RSUs had a grant date fair value of $85,014 (which represents the $145,000 value of the annual grant of RSUs to the Company’s non-employee directors, prorated for the period from September 25, 2023 to April 25, 2024, the day before the anniversary of the 2023 annual meeting of stockholders) that will vest in full on September 25, 2024.
There are no arrangements or understandings between Ms. McGrath and any other persons pursuant to which Ms. McGrath was selected as a director, nor is Ms. McGrath a party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure
On September 27, 2023, the Company issued a press release announcing Ms. McGrath’s election to the Board, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1. The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Item 9.01. Financial Statements and Exhibits
(d)Exhibits

Exhibit No.	Description

99.1	Press Release issued by Reynolds Consumer Products Inc., dated September 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2023

REYNOLDS CONSUMER PRODUCTS INC.

	By:	/s/ David Watson
David Watson
General Counsel and Secretary